GENERAL CANNABIS CORP

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for each of the six months ended June 30, 2021 and for the year ended December 31, 2020 combine the financial statements of General Cannabis Corp (“General Cannabis”) and TDM, LLC (dba TREES Englewood (“TREES Colorado”) giving effect to the transaction described in the Asset Purchase Agreement, as if they had occurred on January 1, 2020 in respect of the unaudited pro forma condensed combined statements of operations and on June 30, 2021 in respect of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

General Cannabis’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2020, as contained in the Form 10-K filed on April 1, 2021 with the United States Securities and Exchange Commission (the “SEC”)
●	General Cannabis’s unaudited condensed consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2021
●	TREES Colorado audited financial statements as of and for the year ended December 31, 2020, contained elsewhere herein.
●	TREES Colorado unaudited condensed financial statements as of and for the six months ended June 30, 2021 and 2020, contained elsewhere herein.
●	The other information contained in or incorporated by reference into this filing.

The final purchase consideration and the allocation of the purchase consideration may materially differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized following the completion of the acquisition.

The unaudited pro forma adjustments give effect to events that are directly attributable to the transaction and are based on available data and certain assumptions that management believes are factually supportable. In addition, with respect to the unaudited condensed combined statements of operations, the unaudited pro forma adjustments are expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial information described above has been derived from the historical financial statements of General Cannabis and TREES Colorado and the related notes included elsewhere in this Form 8-K. The unaudited pro forma condensed combined financial information is based on General Cannabis’s accounting policies. Further review may identify additional differences between the accounting policies of General Cannabis and TREES Colorado. The unaudited pro forma adjustments and the pro forma condensed combined financial information don’t reflect the impact of synergies or post-transaction management actions and are not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or of General Cannabis’s future financial position or operating results.

GENERAL CANNABIS CORP

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2021

	General	TREES	Pro Forma		Pro Forma
	Cannabis	Colorado	Adjustments		Combined
Assets
Current assets
Cash and cash equivalents	$2,307,604	$502,988	$(470,047)	(A)	$2,340,545
	—	—	(1,155,256)	(B)	(1,155,256)
Accounts receivable, net	178,784	—	—		178,784
Inventories, net	590,983	417,277	(417,277)	(A)	590,983
			586,495	(C)	586,495
Prepaid expenses and other current assets	198,176	11,086	(11,086)	(A)	198,176
Assets of discontinued operations - current portion	284,700	—	—		284,700
Total current assets	3,560,247	931,351	(1,467,171)		3,024,427

Right-of-use operating lease asset	1,816,632	396,194	—		2,212,826
Property and equipment, net	642,769	16,017	(16,017)	(A)	642,769
			59,335	(D)	59,335
Intangible assets, net	887,500	—	5,000,000	(E)	5,887,500
Goodwill	2,484,200	—	7,615,913	(E)	10,100,113
Assets of discontinued operations	35,178	—	—		35,178
Other non-current assets	—	7,500	(7,500)	(A)	—
Total assets	$9,426,526	$1,351,062	$11,184,560		$21,962,148

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and accrued expenses	$856,093	$1,030,509	$(1,030,509)	(A)	$856,093
Interest payable	296,207	—	—		296,207
Operating lease liability, current	376,362	138,420	—		514,782
Accrued stock payable	60,900	—	—		60,900
Warrant derivative liability	134,234	—	—		134,234
Liabilities of discontinued operations	138,461	—	—		138,461
Total current liabilities	1,862,257	1,168,929	(1,030,509)		2,000,677

Operating lease liability, non-current	1,495,394	250,909	—		1,746,303
Long-term notes payable (net of discount)	4,272,858	—	1,732,884	(B)	6,005,742
Related party long-term notes payable (net of discount)	280,137	—	—		280,137
Total Liabilities	7,910,646	1,419,838	702,375		10,032,859
Commitments and contingencies	—	—	—		—

Stockholders’ Equity (Deficit)
Preferred stock, no par value; 5,000,000 shares authorized; no shares issued and outstanding, respectively	—	—	—		—
Common stock, $0.001 par value; 200,000,000 shares authorized; 62,266,275 shares issued and outstanding	62,264	—	—		62,264
Additional paid-in capital	80,140,373	—	10,406,844	(B)	90,547,217
Accumulated deficit	(78,686,757)	(68,776)	75,341	(A)	(78,680,192)
Total Stockholders’ Equity	1,515,880	(68,776)	10,482,185		11,929,289
Total Liabilities and Stockholders’ Equity (Deficit)	$9,426,526	$1,351,062	$11,184,560		$21,962,148

GENERAL CANNABIS CORP

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2021

	General	TREES	Pro Forma		Pro Forma
	Cannabis	Colorado	Adjustments		Combined
Revenue
Cultivation sales	1,347,941	—	—		1,347,941
Retail sales	—	6,079,238	—		6,079,238
Interest	14,472	—	—		14,472
Total revenue	1,362,413	6,079,238	—		7,441,651

Costs and expenses
Cost of sales	1,066,631	4,081,005	—		5,147,636
Selling, general and administrative	1,180,750	1,092,408	—		2,273,158
Stock-based compensation expense	62,284	—	—		62,284
Professional fees	616,148	266,815	—		882,963
Depreciation and amortization	190,469	2,788	253,146	(A)(B)	446,403
Total costs and expenses	3,116,282	5,443,016	253,146		8,812,444

Operating (loss) income	(1,753,869)	636,222	(253,146)		(1,370,793)

Other expenses (income)
Amortization of debt discount and equity issuance costs	253,790	—	—		253,790
Interest expense	293,683	—	—		293,683
Loss on derivative liability	1,095,983	—	—		1,095,983
Loss on sale of assets	1,467	—	—		1,467
Other (income), net	—	(2,501)	—		(2,501)
Total other expenses (income), net	1,644,923	(2,501)	—		1,642,422

Net (loss) income from continuing operations before income taxes	$(3,398,792)	$638,723	$(253,146)		$(3,013,215)

Loss from discontinued operations	(336,529)	—	—		(336,529)
(Loss) income from operations before income taxes	$(3,735,321)	$638,723	$(253,146)		$(3,349,744)

Provision for income taxes	—	—	—		—
Net (loss) income	$(3,735,321)	$638,723	$(253,146)		$(3,349,744)

Deemed dividend	—	—	—		—

Net (loss) income attributable to common stockholders	$(3,735,321)	$638,723	$(253,146)		$(3,349,744)

Per share data - Basic and diluted
Net loss from continuing operations per share	$(0.05)	—	$(0.01)		$(0.04)
Net loss from discontinued operations per share	$(0.01)	—	$0.00		$(0.00)
Net loss attributable to common stockholders per share	$(0.06)	—	$(0.01)		$(0.04)
Weighted average number of common shares outstanding	62,183,748	—	22,380,310		84,564,058

GENERAL CANNABIS CORP

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

	General	TREES	Pro Forma		Pro Forma
	Cannabis	Colorado	Adjustments		Combined
Revenue
Cultivation sales	$2,279,867	$—	$—		$2,279,867
Retail sales	—	13,500,618	—		13,500,618
Interest	103,837	—	—		103,837
Total revenue	2,383,704	13,500,618	—		15,884,322

Costs and expenses
Cost of sales	1,388,626	9,785,330	—		11,173,956
Selling, general and administrative	2,901,931	2,046,468	—		4,948,399
Stock-based compensation expense	1,504,389	—	—		1,504,389
Professional fees	2,263,717	383,825	—		2,647,542
Depreciation and amortization	199,683	2,807	509,060	(A)(B)	711,550
Total costs and expenses	8,258,346	12,218,430	509,060		20,985,836

Operating (loss) income	(5,874,642)	1,282,188	(509,060)		(5,101,514)

Other expenses (income)
Amortization of debt discount and equity issuance costs	295,256	—	—		295,256
Interest expense	453,522	—	—		453,522
Loss on extinguishment of debt	1,638,009	—	—		1,638,009
(Gain) on derivative liability	(735,796)	—	—		(735,796)
Other (income), net	(97,948)	(9,120)	—		(107,068)
Total other expenses (income), net	1,553,043	(9,120)	—		1,543,923

Net (loss) income from continuing operations before income taxes	$(7,427,685)	$1,291,308	$(509,060)		$(6,645,437)

Loss from discontinued operations	(252,007)	—	—		(252,007)
(Loss) income from operations before income taxes	$(7,679,692)	$1,291,308	$(509,060)		$(6,897,444)

Provision for income taxes	—	—	—		—
Net (loss) income	$(7,679,692)	$1,291,308	$(509,060)		$(6,897,444)

Deemed dividend	(830,494)	—	—		(830,494)

Net (loss) income attributable to common stockholders	$(8,510,186)	$1,291,308	$(509,060)		$(7,727,938)

Per share data - Basic and diluted
Net loss from continuing operations per share	$(0.15)	—	$(0.02)		$(0.09)
Net loss from discontinued operations per share	$(0.00)	—	$0.00		$(0.00)
Net loss attributable to common stockholders per share	$(0.17)	—	$(0.02)		$(0.11)
Weighted average number of common shares outstanding	50,895,301	—	22,380,310		73,275,611

GENERAL CANNABIS CORP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1.BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial information set forth herein is based upon the consolidated financial statements of General Cannabis Corp and TREES Colorado. The unaudited pro forma condensed combined financial information is presented as if the transaction had been completed on January 1, 2020 with respect to the unaudited pro forma condensed combined statements of operations for each of the six months ended June 30, 2021 and for the year ended December 31, 2020 and on June 30, 2021 in respect of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the transaction occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the transactions.

We have accounted for the acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are factually supportable and directly attributable to the transaction. Pro forma adjustments reflected in the pro forma condensed combined statements of operations are based on items that are factually supportable, directly attributable to the transaction and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the transaction, including potential synergies that may be generated in future periods.

NOTE 2. DESCRIPTION OF THE TRANSACTION

On September 2, 2021, General Cannabis completed the acquisition of substantially all of the assets of TREES Colorado, representing a portion of the overall Trees transaction previously disclosed pursuant to that certain First Amended and Restated Agreement and Plan of Reorganization and Liquidation dated May 28, 2021 by and among the Company, Seller and certain other sellers party thereto, that consists of the assets relating to the Trees dispensary located in Englewood, Colorado (“Englewood Closing”). The cash paid by the Company in connection with the Englewood Closing consisted of $1,154,956.09 and the stock consideration shall be 22,380,310 shares of the Company’s Common Stock. Further, cash equal to $1,732,884.14 will be paid to Seller in equal monthly installments over a period of 24 months from the Englewood Closing.

NOTE 3.PURCHASE PRICE ALLOCATION

The preliminary allocation for the consideration recorded for the acquisition is as follows:

Cash	$32,941
Fixed assets	59,335
Inventory	586,495
Tradename	5,000,000
Goodwill	7,615,913
Total Purchase Price Consideration	$13,294,684

The purchase price allocation is preliminary. The purchase price allocation will continue to be preliminary until a valuation is finalized and the fair value and useful life of the assets acquired is determined. The amounts from the final valuation may significantly differ from the preliminary allocation.

NOTE 4.PRO FORMA ADJUSTMENTS

The following pro forma adjustments give effect to the transaction:

Unaudited Pro Forma Condensed Combined Balance Sheet – As of June 30, 2021

Note ATo remove TREES Colorado assets, liabilities, and equity that were not acquired or assumed

Note BTo record cash, additional paid in capital, common stock, and promissory note as consideration

Note CTo record certain inventory from TREES Colorado

Note DTo record certain property, plant, and equipment acquired from TREES Colorado

Note ETo record goodwill and intangibles from acquisition

Unaudited Pro Forma Condensed Statement of Operations – For The Six Months Ended June 30, 2021

Note ATo adjust depreciation expense to remove depreciation for assets not acquired

Note BTo record amortization of intangibles acquired from TREES Colorado

Unaudited Pro Forma Condensed Statement of Operations – For The Year Ended December 31, 2020

Note ATo adjust depreciation expense to remove depreciation for assets not acquired

Note BTo record amortization of intangibles acquired from TREES Colorado